                EXHIBIT 18 - CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 11, 2004, relating to the financial statements and financial highlights of CUNA Mutual Life Variable Account, and April 8, 2004, relating to the financial statements of CUNA Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 28, 2004

                        EXHIBIT 19 - POWERS OF ATTORNEY